Agreement

Party A:    ZHANG Xiangdong

Party B:    Daqing Qingkelong Chain Commerce & Trade Co., Ltd.

In respect to the voluntary termination of the Contract on Purchase and Sale of Premises entered into on December 30, 2009, the two Parties have reached the following agreement after full consultation between them:

1.
Upon effectiveness of this Agreement, the Contract on Purchase and Sale of Premises and the auction formalities pertaining to the signing of purchase and sale contract shall both become invalid automatically.

2.	The payment of price made by Party B as agreed upon under the Contract on Purchase and Sale of Premises shall refunded to Party B by Party A on the date of signature of this Agreement.

3.
Party A has breached the Contract on Purchase and Sale of Premises by failing to sell the premises to Party B; therefore, Party A undertakes to lease the premises to Party B at a price lower than the market price (i.e., RMB130,000 per year). Party B undertakes to cease holding Party A liable for his breach.

This Agreement is made in three copies, with Party A holding one and Party B holding two, and shall come into effect upon affixation of the signatures and seals of both Parties.

Party A (Signature): /s/ ZHANG Xiangdong

(attached with a photocopy of his ID)

Date: June 28, 2010

Party B: Daqing QKL Chain Commerce & Trade Co., Ltd.

(affixed with company seal)

Legal (or Authorized) Representative: /s/ WANG Zhuangyi

Date: June 28, 2010